EXHIBIT 99.1

EUCRATES BIOMEDICAL ACQUISITION CORP. RECEIVES EXPECTED NOTICE FROM NASDAQ REGARDING DELAYED QUARTERLY REPORT

New York, NY, June 1, 2021/PRNewswire/ – Eucrates Biomedical Acquisition Corp. (Nasdaq: EUCR) (the “Company”), a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, today announced that it received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because the Company failed to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (“SEC”). The Notice has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market.

As previously disclosed in the Form 12b-25 filed on May 17, 2021 by the Company, on April 12, 2021, the Staff of the SEC issued the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Statement”), which clarified guidance for all SPAC-related companies regarding the accounting and reporting for their warrants. Following review of the Statement, the Company reevaluated the accounting treatment of its public and private placement warrants as equity, and concluded that, based on the SEC Statement, public and private placement warrants should be, and should previously have been, classified as a liability measured at fair value, with non-cash fair value adjustments recorded in earnings at each reporting period. The Company is continuing to evaluate the extent of the SEC Statement’s impact on its financial statements, including the financial statements as of and for the fiscal quarter ended March 31, 2021 included in the Form 10-Q. The Company is working diligently to complete the Form 10-Q as soon as possible.

Under Nasdaq rules, the Company has 60 calendar days from the date of the Notice to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-Q, or until November 22, 2021, to regain compliance.

About Eucrates Biomedical Acquisition Corp.

Eucrates Biomedical Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus on the biomedical and healthcare industry. The Company intends to target North American and European healthcare companies with the potential to drive transformational change through the convergence of biomedicine and data science. “Eucrates” is a portmanteau, formed by combining Euclid (the Father of Geometry) and Hippocrates (the Father of Medicine).

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Statements regarding the Company’s expectations regarding the SEC Statement’s impact on its financial statements, its ability to complete and file its Form 10-Q and its ability to regain compliance with the Rule, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

* Image in headline from an early copy edition of Euclid’s Elements by the 13th Century scholar and polymath Nasir al-Din al-Tusi (D.1274).

Contact:

Parag Saxena
CEO
parag@vedacap.com

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